EXHIBIT 23.2    CONSENT OF MULDOON, MURPHY & FAUCETTE

                                                                    EXHIBIT 23.2


                                    CONSENT


     We hereby consent to the references to this firm and our opinions in: the Registration Statement on Form SB-2 filed by Grand Central Financial Corp. (the "Company"), Wellsville, Ohio, and all amendments thereto; in the Form H-(e)1 for the Company, and all amendments thereto; and in the Application for Conversion on Form AC filed by Central Federal Savings and Loan Association of Wellsville (the "Association"), and all amendments thereto, relating to the conversion of the Association from a federally-chartered mutual savings and loan association to a federally-chartered stock savings bank, the concurrent issuance of the Association's outstanding capital stock to the Company, a holding company formed for such purpose, and the offering of the Company's common stock.


                              MULDOON, MURPHY & FAUCETTE

                              /s/ Muldoon, Murphy & Faucette


Dated this 23rd day of
September, 1998